Chanticleer Holdings Executes Stock Purchase Agreement for

Nottingham, England Hooters Location

CHARLOTTE, NC—( October 24, 2013) - Chanticleer Holdings, Inc. (HOTR) ("Chanticleer Holdings" or "the Company"), a franchisee of international Hooters® restaurants and a minority owner in the privately held parent company of the Hooters® brand, Hooters of America, has executed the Stock Purchase Agreement for the purchase of 100% of the shares of West End Wings Limited (“WEW”), a company wholly owned by Manchester Wings Limited (the “Seller”), for a total purchase price of three million one hundred fifty thousand dollars ($3,150,000). WEW wholly owns the Nottingham, England Hooters restaurant location operations. As part of this transaction, all leasehold and franchise rights to the location will be transferred to the Company. Final closing and execution of all remaining documents is set for November 5, 2013. Nottingham is Chanticleer's second European and seventh international Hooters® location. The execution of the Agreement was pursuant to the Binding Letter of Intent signed August 2, 2013.

The Nottingham restaurant is one of Hooters' leading international locations, and is located in an area that is home to successful sporting teams and tourist attractions. The restaurant has 340 seats, including two outdoor patio areas that accommodate a total of 80 customers. WEW has owned and operated the Nottingham restaurant for the last 15 years and the restaurant's current management team will continue to operate the restaurant under Chanticleer's new ownership.

Mike Pruitt, CEO and President of Chanticleer Holdings, commented, "Nottingham has been a stellar location for the iconic Hooters brand, and we look forward to continuing its excellence in service and performance. The Nottingham location is a tremendous step forward in our plans to expand Chanticleer's European Hooters' footprint and to achieve profitability, and I look forward to being at the Nottingham restaurant for the closing of the transaction. We thank those who believed in this transaction and Chanticleer’s plans and provided us the capital to make this happen.”

Johnny Goard, Owner of the Hooters restaurant in Nottingham, England, stated, “Nottingham is a great store with a strong management team and staff that are sure to thrive for many years to come.”

For further information, please visit www.chanticleerholdings.com

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About Chanticleer Holdings, Inc.

Chanticleer Holdings (HOTR) is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets and American Roadside Burgers Inc (“ARB”), a Charlotte, N.C. based chain. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary. ARB, purchased by Chanticleer Holdings on October 1, 2013, has a total of 5 casual restaurants—1 location in Smithtown, N.Y., 2 locations in Charlotte, N.C., 1 location in Columbia, S.C., and the newest location is in Greenville, S.C.

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt

Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com